THE WARRANT  REPRESENTED BY THIS  CERTIFICATE  AND THE SECURITIES  ISSUABLE
UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, UNLESS ANY SUCH TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT IS AVAILABLE, AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY.

                              AMTECH SYSTEMS, INC.
                                                                       W________
                        WARRANT TO PURCHASE COMMON STOCK

     SECURITIES SUBJECT TO WARRANT TO PURCHASE COMMON STOCK. Subject to the terms and conditions hereinafter set forth, ________ (the "Holder"), is entitled to purchase from Amtech Systems, Inc., an Arizona corporation (the "Company"), at any time and from time to time during the period from July 1, 1997 (the "Commencement Date") until 5:00 p.m., Miami, Florida Time, on July 1, 2002 (the "Expiration Date"), at which time this Warrant to Purchase Common Stock (the "Warrant") shall expire and become void, an aggregate of ______ shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which number of shares of Common Stock is subject to adjustment from time to time, as described below, upon payment therefore of the exercise price of $3.00 per share of Common Stock in lawful funds of the United States of America, such amounts (the "Basic Exercise Price") being subject to adjustment in the circumstances set forth herein below. This applicable Basic Exercise Price, until such adjustment is made and thereafter as adjusted from time to time, is called the "Exercise Price."

     1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time from and after the Commencement Date and on or before the Expiration Date, provided however, if such Expiration Date is a day on which Federal or State chartered banking institutions located in the State of Florida are authorized by law to close, then the Expiration Date shall be deemed to be the next succeeding day which shall not be such a day, by presentation and surrender to the Company at its principal office, or at the office of any transfer agent for the Warrants ("Transfer Agent"), designated by the Company, of this Warrant accompanied by the form of election to purchase on the last page hereof signed by the Holder and upon payment of the Exercise Price for the Common Stock purchased thereby, by cashier's check or by wire transfer of immediately available funds. If this Warrant is exercised in part only, the Company or Transfer Agent shall, promptly after presentation of this Warrant upon such exercise, execute and deliver a new Warrant, dated the date hereof, evidencing the rights of the Holder to purchase the balance of the Common Stock purchasable hereunder upon the same terms and conditions herein set forth.

     This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Common Stock shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided below.

     2. REGISTRATION RIGHTS.

          2.1 If, at any time after March 15, 1998 and prior to the Expiration Date, other than a time when the Securities (as hereinafter defined) are covered for sale or resale by an effective and current registration statement, the Holders of a majority of the Warrants and the shares of Common Stock issued upon exercise of the Warrants (collectively, the "Securities") shall give notice to the Company requesting that the Company file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") relating to the shares of Common Stock issuable upon the exercise of the Warrants, the Company shall promptly give written notice of such proposed Registration Statement to the Holders of such Securities, and to any subsequent permissible transferee of any of the Securities (at the address of such persons appearing on the books of the Company or its transfer agent) which notice shall offer to include the shares of Common Stock in the requested Registration

Statement. The Company shall, within six months from receipt of the acceptance of such offer, file and use its best efforts to cause to become effective under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement covering such of the shares of Common Stock as the Company has been requested to register for disposition by the Holders thereof, to the extent required to permit the public sale or other public disposition thereof by the Holders. The Company shall use its best efforts to cause the Registration Statement to remain effective until the earlier of (i) such date as all of the shares of Common Stock have been sold or (ii) until in the opinion of counsel for the Company, such shares may be sold without registration under the Securities Act, or (iii) until the Warrants expire.

          2.2 In addition, if at any time during the five (5) years after the Commencement Date, the Company shall prepare and file one or more registration statements under the Securities Act, with respect to a public offering of equity securities of the Company, or of any such securities of the Company held by its security holders, the Company will include in any such registration statement such information as is required, and such number of shares of Common Stock held by the Holders thereof or their respective designees or transferees as may be requested by them, to permit a public offering of the shares of Common Stock so requested; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of the shares of Common Stock requested to be registered, when added to the securities being registered by the Company or the selling security holder(s), would exceed the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude from such offering that portion of the shares of Common Stock requested to be so registered, so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering. The Company shall bear all fees and expenses incurred by it in connection with the preparation and filing of such registration statement. In the event of such a proposed registration, the Company shall furnish the then Holders with not less than thirty (30) days' written notice prior to the proposed date of filing of such registration statement. The holders of shares of Common Stock shall exercise the rights provided for in this Subsection 2.2 by giving written notice to the Company, within twenty (20) days of receipt of the Company's notice of its intention to file a registration statement.

          2.3 The Company shall bear all expenses incurred in the preparation and filing of such registration statements or post-effective amendment (and related state registrations, to the extent permitted by applicable law) and the furnishing of copies of the preliminary and final prospectus thereof to the Holder, other than expenses of the Holder's counsel, and other than underwriting discounts and sales commissions incurred by the then holders with respect to the sale of such securities.

          2.4 Notwithstanding anything contained herein to the contrary, if on the Expiration Date a registration statement requested under Section 2.1 hereof covering any portion of shares issuable upon the exercise of the Warrants has not been declared effective by the Commission, the Expiration Date shall be extended to the date that is 90 days following the date of effectiveness of such registration statement.

     3. RESERVATION OF COMMON STOCK. The Company covenants that, during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the shares of Common Stock upon the exercise of this Warrant. This Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     4. NO SHAREHOLDER RIGHTS. This Warrant, as such, shall not entitle the Holder to any rights of a shareholder of the Company, until the Holder has exercised this Warrant in accordance with Section 1 hereof.

     5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

          5.1 The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide notice upon the happening of certain events, as follows:

          a. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares of Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the shares of Common Stock issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

          b. If the Company declares a dividend on its Common Stock payable in shares of its Common Stock or securities convertible into shares of its Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares of Common Stock (and shares of Common Stock issuable upon conversion of all such securities convertible into shares of Common Stock) as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the shares of Common Stock issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

          c. If the Company effects a general distribution to holders of its Common Stock, other than as part of the Company's dissolution or liquidation or the winding up of its affairs, of any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, shares of Common Stock or securities convertible into shares of Common Stock), the Company shall give written notice to the Holder of any such general distribution at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such general distribution, except as otherwise provided herein.

          d. If the Company offers rights or warrants (other than the Warrant) to all holders of its Common Stock which entitle them to subscribe to or purchase additional shares of Common Stock or securities convertible into shares of Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date.

          e. In the event an adjustment in the Exercise Price or the number of shares of Common Stock issuable hereunder is made under subsection a. or b. above, and such an event does not occur, then any adjustments in the Exercise Price or number of shares of Common Stock issuable upon exercise of this Warrant that were made in accordance with such subsection a. or b. shall be re-adjusted to the Exercise Price and number of shares of Common Stock as were in effect immediately prior to the record date for such an event.

          f. The number of shares of Common Stock deemed outstanding at any given time shall include the number of shares of Common Stock outstanding, as adjusted as provided herein, but shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issuance or sale of Common Stock hereunder.

          g. No adjustment of the Exercise Price shall be made if the amount of such adjustment would be less than one cent per share of Common Stock, but in such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share of Common Stock.

          5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity at any time prior to the expiration of this Warrant, the Holder shall have the right to exercise this Warrant. Upon such exercise, the Holder shall have the right to receive the same kind and number of shares of capital stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in the Warrant.

          5.3 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to exercise this Warrant. Upon such exercise the Holder shall have the right to receive, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

          5.4 Upon each adjustment of the Exercise Price pursuant to Section 5 hereof, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price in effect on the date this Warrant is exercised, the number of shares of Common Stock, calculated to the nearest whole number of shares, determined by (a) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise. The provisions of Section 8 shall apply, however, so that no fractional share of Common Stock or fractional Warrant shall be issued upon exercise of this Warrant.

          5.5 The Company may retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Company) to make any computation required under this Section 5, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 5.

     6. NOTICE TO HOLDER. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of capital stock or securities convertible into capital stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed by registered or certified mail to the Holder, at least thirty (30) days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty (30) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reorganization, recapitalization, consolidation, merger, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

     7. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the Holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

     8. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

     9. TRANSFER OR LOSS OF WARRANT.

          9.1 Prior to any proposed transfer of the Securities, unless there is in effect a registration statement under the Securities Act, covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall not bear such restrictive legends if in the opinion of counsel for the Company such legends are not required in order to establish compliance with any provisions of the Securities Act.

          9.2 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant thereupon shall become void.

     10. NOTICES. Notices and other communications to be given to the Holder shall be deemed sufficiently given if delivered by hand, or five (5) days after mailing by registered or certified mail, postage prepaid, to the Holder at c/o BC Capital Corp., 201 South Biscayne Boulevard, Suite 2950, Miami, Florida 33131. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or five (5) days after mailing if mailed by registered or certified mail postage prepaid, to the Company at 131 S. Clark Drive, Tempe, AZ 85281. A party may change the address to which notice shall be given by notice pursuant to this Section 10.

     11. ENTIRE AGREEMENT AND MODIFICATION. The Company and the Holder of this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, impaired or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality of this Warrant.

     12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Arizona, without application of the principles of conflicts of laws.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the ____ day of __________.

                                        AMTECH SYSTEMS, INC.,
                                        an Arizona corporation

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                              ELECTION TO PURCHASE

TO: AMTECH SYSTEMS, INC.

     The undersigned hereby irrevocably elects to exercise Warrants represented by this Purchase Warrant to Purchase Common Stock to purchase _______________ shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares and Warrants be issued in the name of:


           -----------------------------------------------------------
           (Please insert social security or other identifying number)


           -----------------------------------------------------------
                         (Please print name and address)


Dated:                ,
      ----------------  -------         ----------------------------------------
                                        (Signature must conform in all respects to name of holder as specified on the face of the Warrant)